UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 20, 2005

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On May 20, 2005, EXCO Resources, Inc. issued a press release announcing its financial and operational results for the quarterly period ended March 31, 2005.  A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Certain non-GAAP measures are set forth in Exhibit 99.1. A non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We believe that the additional non-GAAP measures are useful to investors for financial analysis because such measures are substantially similar to financial measures that are used in covenant calculations required under our U.S. credit agreement and the indenture governing our 7¼% senior notes and compliance with the liquidity covenants included in these agreements is considered material to us. Management also uses these measures internally to evaluate its operating performance and the measures are used for planning and forecasting of future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. The disclosure in Exhibit 99.1 allows investors to reconcile the non-GAAP measures to GAAP.

Item 9.01  Financial Statements and Exhibits.

(c)                                  Exhibits.

Number	Description

99.1	Press Release dated May 20, 2005 issued by EXCO Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated:	May 23, 2005	By:	/s/ J. DOUGLAS RAMSEY
			Name:	J. Douglas Ramsey, Ph.D.
			Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 20, 2005 issued by EXCO Resources, Inc.